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                           FORM OF INTERCOMPANY AGREEMENT

     This INTERCOMPANY AGREEMENT (the "Agreement") is made and entered into as of the ____ day of ______, 1998, by and between LTC Properties, Inc., a Maryland corporation ("LTC"), and LTC Healthcare, Inc., a Nevada corporation ("Healthcare").

                                 W I T N E S E T H:

     WHEREAS, subject to certain conditions, LTC intends to spin-off certain businesses and assets by distributing to LTC common stockholders, Series C preferred stockholders and debentureholders 1/10 of a share of common stock, $.01 par value per share, of Healthcare for each share of common stock, $.01 par value per share ("LTC Common Stock") of LTC held and for each share of LTC Common Stock into which shares of Series C preferred stock and debentures may be converted as of the close of business on the Record Date (the "Distribution");

     WHEREAS, in connection with the Distribution, LTC and Healthcare have entered into a Distribution Agreement of even date herewith (the "Distribution Agreement");

     WHEREAS, LTC may in certain circumstances determine that it is precluded from pursuing, or is limited in the manner in which it pursues, various business opportunities due to its status as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, Healthcare is a newly-formed corporation which was organized by LTC for the purpose of identifying and making opportunistic real estate investments that are not generally available to REITs; and

     WHEREAS, in light of the purpose for which Healthcare was formed, LTC and Healthcare desire to enter into this Agreement in order to provide to each other a right of first opportunity and notification right with respect to certain investment opportunities.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

     1. Definitions. Except as otherwise may be expressly provided herein, the following terms shall have the meanings set forth below:

          (a) "Affiliate" with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing. Notwithstanding the foregoing, (i) the Affiliates of LTC shall not include Healthcare or any other Person which would be an Affiliate of LTC by reason of LTC's ownership of the capital stock of Healthcare prior to the Distribution or the fact that any officer or director of Healthcare shall also serve as an officer or director of LTC, and (ii) the Affiliates of Healthcare shall not include LTC or any other Person which would be an Affiliate of Healthcare by reason of LTC's ownership of

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the capital stock of Healthcare prior to the Distribution or the fact that any officer or director of Healthcare shall also serve as an officer or director of LTC.

          (b) "Agreement" shall have the meaning set forth in the introductory paragraph hereof.

          (c) "Change in Control" shall mean a change in ownership or control of a party effected through either of the following transactions:

               (i) any person or related group of persons (other than such party or a Affiliate of such party) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of such party's outstanding securities; or

               (ii) there is a change in the composition of such party's board of directors over a period of thirty-six (36) consecutive months (or less) such that a majority of the board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of board members, to be comprised of individuals who either (A) have been board members continuously since the beginning of such period or (B) have been elected or nominated for election as board members during such period by at least a majority of the board members described in clause (A) who were still in office at the time such election or nomination was approved by the board; or

               (iii) there is a change in the composition of such party's senior executive management such that both Andre C. Dimitriadis and James J. Pieczynski cease to be employed by such party.

          (d)  "Code" shall have the meaning set forth in the recitals hereof.

          (e) "Distribution" shall have the meaning set forth in the first recital of this Agreement.

          (f) "Distribution Agreement" -- the agreement described in the second recital of this Agreement.

          (g) "Healthcare" shall have the meaning set forth in the introductory paragraph hereof.

          (h) "LTC" shall have the meaning set forth in the introductory paragraph hereof.

          (i) "Notice" shall have the meaning set forth in Section 2(a)(i) hereof.

          (j) "Person" shall mean any individual, corporation, partnership, association, trust, estate or other entity or organization, including any governmental entity or authority.

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          (k)  "REIT" shall have the meaning set forth in the recitals hereof.

          (l) "REIT Opportunity" shall mean a direct or indirect opportunity to invest in real estate through mortgage loans, facility lease transactions and other investments. LTC shall have the right from time to time to provide written notice to Healthcare specifying certain criteria for a REIT Opportunity in addition to the criteria specified above in this definition of REIT Opportunity. Any such written notice from LTC may be modified or canceled by written notice given by LTC at any time. This definition of REIT Opportunity shall be modified as appropriate from time to time in accordance with any such written notices sent by LTC.

          (m) "Ten-Day Period" shall have the meaning set forth in Section 2(a)(i) hereof.

          (n) "Withdrawal Date" shall have the meaning set forth in Section 2(a)(ii) hereof.

     2.   RIGHT OF FIRST OPPORTUNITY; NOTIFICATION RIGHT.

          (a)  RIGHT OF FIRST OPPORTUNITY.

               (i) During the term of this Agreement, if Healthcare develops a REIT Opportunity, or if any REIT Opportunity otherwise becomes available to Healthcare, Healthcare shall first offer such REIT Opportunity to LTC. The offer shall be made by written notice (the "Notice") from Healthcare to LTC, which Notice shall contain a detailed description of the material terms and conditions of the REIT Opportunity. LTC shall have ten days (the "Ten-Day Period") from the date of receipt of the Notice to notify Healthcare in writing that it has accepted or rejected the REIT Opportunity. If LTC does not respond by the end of the Ten-Day Period, LTC shall be deemed to have rejected the REIT Opportunity. If LTC accepts a REIT Opportunity, but subsequently decides not to pursue such opportunity or for any other reason fails to consummate such opportunity, LTC shall immediately provide written notice that it is no longer pursuing such REIT Opportunity to Healthcare.

               (ii) If LTC rejects a REIT Opportunity, or accepts such REIT Opportunity but thereafter provides, or is required by the provisions hereof to provide, written notice to Healthcare that it is no longer pursuing such REIT Opportunity, Healthcare shall, for a period of one year after the Withdrawal Date (as hereinafter defined), be entitled to acquire the REIT Opportunity (A) at a price, and on terms and conditions, that are not more favorable to Healthcare in any material respect than the price and terms and conditions set forth in the Notice relating to such REIT Opportunity or (B) if LTC, at any time after the Notice, negotiated a different price, terms or conditions with the party providing such REIT Opportunity, then at a price, and on terms and conditions, that are not more favorable to Healthcare in any material respect than the price and terms and conditions negotiated by LTC with such party. If Healthcare does not enter into a binding agreement to acquire the REIT Opportunity within such one-year period, or if the price and terms and conditions are more favorable to Healthcare in any material respect than the price and terms and conditions set forth in the Notice (or, if applicable, than the


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price and terms and conditions negotiated by LTC with the seller subsequent to the Notice), Healthcare shall again be required to comply with the procedures set forth above in Section 2(a)(i) if it desires to acquire such REIT Opportunity. The "Withdrawal Date" means any one of the following dates, as applicable: (A) the date that LTC notifies Healthcare that it has rejected the REIT Opportunity, (B) if LTC does not respond to Healthcare regarding the REIT Opportunity, the expiration date of the Ten-Day Period, or (C) if LTC accepts the REIT Opportunity but subsequently ceases to pursue the opportunity, the earlier of (1) thirty (30) days after the date on which LTC ceases to pursue the REIT Opportunity or (2) the date of receipt by Healthcare of written notice from LTC that it is no longer pursuing the REIT Opportunity.

          (b) NOTIFICATION RIGHT. In the event that either party hereto develops or becomes aware of any investment opportunity during the term of this Agreement (other than a REIT Opportunity), and such party is not interested in pursuing such opportunity, or the opportunity is otherwise unavailable to such party, such party shall immediately notify the other party of such opportunity and provide to the other party a copy of all written information, and a description of all material terms not set forth in writing, available to such party concerning such opportunity.

     3.   GENERAL TERMS AND CONDITIONS FOR FIRST OPPORTUNITY/NOTIFICATION
          RIGHTS.

          (a) Unless waived or unless agreed to as part of an investment, each party hereto shall bear its own expenses with respect to any opportunity to which this Agreement is applicable, and each party agrees that it shall not be entitled to any compensation from the other party with respect to any such opportunity.

          (b) A party shall not be required to comply with the right of first opportunity and notification requirements set forth in this Agreement during any period in which the other party or any Affiliate of such other party is in default of this Agreement or any other agreement entered into by the parties hereto or any of their Affiliates, if such default is material and remains uncured for fifteen (15) days after receipt of notice thereof.

          (c) Any opportunity which is offered to and accepted by LTC under this Agreement may be entered into by or on behalf of LTC or by any designee which is a Affiliate of LTC. Any opportunity which is offered to and accepted by Healthcare under this Agreement may be entered into by or on behalf of Healthcare or by any designee which is a Affiliate of Healthcare.

          (d) All first opportunity and notification rights set forth in this Agreement shall be subordinated to any consent and confidentiality requirements of any party providing a REIT Opportunity; no party shall be required to comply with the first opportunity and notification rights set forth in this Agreement to the extent such compliance would violate any consent or confidentiality requirements of the party providing such a REIT Opportunity.

          (e) While it is the intention of the parties to align their businesses in accordance with the terms of this Agreement, each party shall act independently in its own best


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interests, and neither party shall be considered a partner or agent of the other party or owe any fiduciary or other common law duties to the other party.

     4. NO PREPAYMENTS. Healthcare hereby agrees that it shall not prepay or cause to be prepaid any of its mortgage loans provided by LTC which are securitized in REMIC transactions.

     5. SPECIFIC PERFORMANCE. Each party hereto hereby acknowledges that the obligations undertaken by it pursuant to this Agreement are unique and that the other party would likely have no adequate remedy at law if such party shall fail to perform its obligations hereunder, and such party therefore confirms that the other party's right to specific performance of the terms of this Agreement is essential to protect the rights and interests of the other party. Accordingly, in addition to any other remedies that a party hereto may have at law or in equity, such party shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by the other party hereto and the right to obtain a temporary restraining order or a temporary or permanent injunction to secure specific performance and to prevent a breach or threatened breach of this Agreement by the other party.

     6. TERM. The term of this Agreement shall commence as of the date of this Agreement and shall terminate upon the earlier of (a) the tenth (10th) anniversary of the date of this Agreement, or (b) a Change in Control of LTC. Notwithstanding the foregoing, a party hereto may terminate this Agreement if the other party or any Affiliate of such other party is in default of this Agreement or any other agreement entered into by the parties hereto or any of their Affiliates, if such default is material and remains uncured for fifteen
(15) days after receipt of notice thereof.

     7.   MISCELLANEOUS.

          (a) NOTICES. Notices shall be sent to the parties at the following addresses:

                      LTC Properties, Inc.
                      300 Esplanade Drive, Suite 1860
                      Oxnard, California  93030
                      Attn:  James J. Pieczynski
                      Facsimile:  (805) 981-8663

                      LTC Healthcare, Inc.
                      300 Esplanade Drive, Suite 1860
                      Oxnard, California  93030
                      Attn:  James J. Pieczynski
                      Facsimile:  (805) 981-8663

          Notices may be hand-delivered or sent by certified mail, return receipt requested, Federal Express or comparable overnight delivery service, or facsimile. Notice shall be deemed received at the time delivered by hand, on the fourth business day following deposit in the U.S. mail, and on the first business day following deposit with Federal Express or other delivery


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service, or transmission by facsimile.  Any party to this Agreement may change its address for notice by giving written notice to the other party at the address and in accordance with the procedures provided above.

          (b) REASONABLE AND NECESSARY RESTRICTIONS. Each of the parties hereto hereby acknowledges and agrees that the restrictions, prohibitions and other provisions of this Agreement are reasonable, fair and equitable in scope, term and duration, and are necessary to protect the legitimate business interests of the parties hereto. Each party covenants that it will not sue to challenge the enforceability of this Agreement or raise any equitable defense to its enforcement.

          (c) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall not be assigned without the express written consent of each of the parties hereto.

          (d) AMENDMENTS; WAIVERS. No termination, cancellation, modification, amendment, deletion, addition or other change in this Agreement, or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless such change or waiver is specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy with respect to any occurrence on one occasion shall not be deemed a waiver of such right or remedy with respect to such occurrence on any other occasion.

          (e) GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of California, without regard to the principles of choice of law thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

          (f) SEVERABILITY. In the event that one or more of the terms or provisions of this Agreement or the application thereof to any person(s) or in any circumstance(s) shall, for any reason and to any extent be found by a court of competent jurisdiction to be invalid, illegal or unenforceable, such court shall have the power, and hereby is directed, to substitute for or limit such invalid term(s), provision(s) or application(s) and to enforce such substituted or limited terms or provisions, or the application thereof. Subject to the foregoing, the invalidity, illegality or enforceability of any one or more of the terms or provisions of this Agreement, as the same may be amended from time to time, shall not affect the validity, legality or enforceability of any other term or provision hereof.

          (g)  ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES.  This Agreement
(i) constitutes the entire agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, between the parties hereto with respect to the subject matter hereof, so that no such external or separate agreement relating to the subject matter of this Agreement shall have any effect or be binding, unless the same is referred to


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specifically in this Agreement or is executed by the parties after the date hereof; and (ii) is solely for the benefit of the parties hereto and shall not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without this Agreement.

          (h) TITLES AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          (i) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which together shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

          (j) DISPUTE RESOLUTION. Any dispute arising under this Agreement shall be resolved by binding arbitration in the manner contemplated by Section
9.13 of the Distribution Agreement, including the attorneys fees provisions referred to therein.

          (k) EXPENSES. Except as otherwise set forth in this Agreement, all costs and expenses in connection with the preparation, execution, delivery and implementation of this Agreement and with the consummation of the transactions contemplated by this Agreement shall be charged to the party for whose benefit the expenses are incurred, with any expenses which cannot be allocated on such basis to be split equally between the parties.

          (l) RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

          (m) FURTHER ACTION. Healthcare and LTC each shall cooperate in good faith and take such steps and execute such papers as may be reasonably requested by the other party to implement the terms and provisions of this Agreement.

          (n) LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.


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          (o)  PREDECESSORS AND SUCCESSORS.  To the extent necessary to give effect to the purposes of this Agreement, any reference to any corporation shall also include any predecessor or successor thereto, by operation of law or otherwise.

                               (SIGNATURE PAGE FOLLOWS)


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          IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed by one of its duly authorized officers, as of the date first written above.

                                             LTC PROPERTIES, INC.

                                             By:    ____________________________
                                             Name:  ____________________________
                                             Title: ____________________________

                                             LTC HEALTHCARE, INC.

                                             By:    ____________________________
                                             Name:  ____________________________
                                             Title: ____________________________




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